Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form F 1 of Graña y Montero S.A.A and Subsidiaries of our report dated July 2, 2013 relating to the consolidated financial statements of Graña y Montero S.A.A and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ Felix U. Horna

Felix U. Horna

Partner

Dongo –Soria Gaveglio y Asociados Sociedad Civil de Responsabilidad Limitada

Lima, Peru

July 17, 2013